Exhibit 16.1

May 22, 2023

Office of the Chief Accountant

Securities and Exchange Commission

Washington, DC 20549

Re: TEO Foods, Inc.

Commission File Number 333-226801

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by TEO Foods, Inc. in Item 4.01 of its Form 8-K dated May 22, 2023 and captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Accell Audit & Compliance, P.A.